AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of November 1, 1999, between IMAGING TECHNOLOGY SOLUTIONS, L.L.C. (d/b/a NetEx) ("NetEx") and the POSTAL BUSINESS CENTER NETWORK, INC. ("pbcnetwork.com) (the "PBC Network").

                                    RECITALS

A. NetEx is engaged in the business of providing a secured Internet document delivery service (the "Program").

B. The PBC Network, on behalf of its present and future member stores, wishes to provide for the exclusive use of the Program in the Western Hemisphere by such members.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1. GRANT.
---------

NetEx shall provide, exclusively, the Program to present and future postal store members of the PBC Network located in the Western Hemisphere during the term of this Agreement. "Postal store members" shall mean retail, mail, parcel and shipping centers, and is hereinafter collectively referred to as "Member" or "Members."

2. TERM.
--------

The initial term of this Agreement shall be for a period of ten (10) years commencing on November 1, 1999 and ending on November 1, 2009. Thereafter, this Agreement shall automatically renew for successive five-year periods, unless either party notifies the other of desired contract modifications no later than six (6) months prior to the end of the then-current term. Upon such notification, the parties shall agree to modify terms within three (3) months or else this Agreement will terminate at the end of the then-current term.

3. PROMOTIONS.
--------------

The PBC Network and its parent corporation, Universal Express, Inc. ("USXP"), will use their best efforts to promote the Program with its Members, exclusively, and with subsidiaries and business affiliates of USXP ("Affiliates"), including without limitation, the members of the SkyNet International Courier Network (USXP, the PBC Network, Members and Affiliates hereinafter sometimes collectively referred to as "Customers"). USXP and the PBC Network shall not promote or offer to its Members and Affiliates any other product or service in competition with the Program.

4. PRICING AND CONSIDERATION.
-----------------------------

a) USXP and the PBC Network will use their best efforts to raise from present and future investment sources available to them and make available to NetEx, depending upon the roll-out schedule for the Program to the Members as determined by USXP and PBC Network, a total amount over a 24 month period of $1,700,000.00 (specific payment terms are attached hereto as Exhibit A).

b) Amount. Each Member receiving the Program will pay to NetEx additional charges based upon the monthly volume of use of the Program by such member ("Monthly Charges") as set forth on the pricing model attached hereto as Exhibit B.

c) Invoices. NetEx shall invoice Customers on a monthly basis. All invoices remaining unpaid after ninety (90) days shall accrue interest at the rate of eighteen (18%) percent per annum

5. TRADEMARKS.
--------------

The Customers may display NetEx's trademarks to identify, promote and market the Program on their business cards, stationery and other promotional materials indicating that the party is an authorized dealer of the Program. No other use of NetEx's trademarks is authorized, without NetEx's prior written consent.

6. USER SUPPORT.
----------------

NetEx will provide customer dealer support for the Program to all authorized customers for so long as this Agreement is in force.

7. COPYRIGHT RESTRICTIONS.
--------------------------

This Agreement shall not be construed to grant any right, title, or interest in any intellectual property rights embodied in or associated with the Program. Unauthorized copying of the Program, including modifications of the Program or the creation of programs in which the Program has been merged or included with other data products, for distribution to third parties, whether gratuitously or for sale, is expressly forbidden.

8. PATENT AND COPYRIGHT ACTIONS AND INDEMNIFICATION.
----------------------------------------------------

         a) Obligation to Defend. NetEx will, at NetEx's expense, defend any action brought against a Customer, as defined in Section 3, that is based on a claim of U.S. copyright or patent infringement by the Program used within the scope of the license granted under this Agreement. The Customer must promptly inform NetEx, in writing, of any claim and allow NetEx to control the defense of such action and agree to any settlement of claims.


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

         b) Liability. NetEx will pay all damages and costs awarded, or that result from NetEx's settlement of claims, in any such action.

         c) Right to Replace or Alter. If the Program, in NetEx's opinion, is likely to be the subject of a copyright or patent infringement claim, NetEx may:

               i. obtain the right to continue using the Program; or

               ii. replace or alter the Program to make it non-infringing, provided that the new Program is equal to or better than the existing Program.

9. LIMITATION OF LIABILITY.
---------------------------

         a) Amount. NetEx's liability for damages with respect to this Agreement and the license provided, except for liability for patent or copyright infringement, will not exceed the lesser of the subject Customer's actual damage or $100 (or equivalent in local currency).

               b) Type. NetEx in no event will be liable for:

               i) lost profits or for other special, indirect, incidental or consequential damages;

               ii) acts or omissions of a Customer, including but not limited to improper or insufficient addressing or instructions for proper transmission or delivery;

               iii) a Customer or recipient violating any of the terms of this
                  Agreement; or

               iv) for loss, damage or delay caused by an event beyond NetEx's control, including but not limited to acts of God, weather conditions, acts of public enemies, war, strikes, civil commotion, or acts of public authorities with actual or apparent authority.



10. FORCE MAJEURE AND EXCUSABLE DELAYS.
---------------------------------------

a) Neither party shall be liable for any costs or damages attributable to non-performance arising out of any event of force majeure, which shall consists of any cause not within its reasonable control or not reasonably foreseeable and not due to its fault or negligence.

b) Each party shall give the other party prompt notice of the occurrence of any event of force majeure that is expected to cause delay hereunder, and the date of performance by any such party shall be extended for a period not exceeding the period of delay caused by the event of force majeure identified in such notice.


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


c) Unless the performance by either party of its obligations under this Agreement is delayed by the occurrence of an event of force majeure for a period of more than one (1) month (and such delay is excused under the foregoing provisions), no event of force majeure shall excuse permanent nonperformance, but shall excuse only delays in performance and only to the extent that such delays are directly attributable to such cause.

d) Neither party shall be liable for any delay or failure in the performance of its obligations under this Agreement that directly results from any failure of the other party to perform its obligations as set forth in this Agreement.

11. EARLY TERMINATION OF AGREEMENT
----------------------------------

This Agreement may be terminated by a party when the other party does or fails to do any of the following:

         a) FAILURE TO PAY. Fails to pay amounts due hereunder within 60 days after notice that same is due.

         b) BANKRUPTCY. Is adjudicated as a bankrupt.

         c) INSOLVENCY. Insolvency, the appointment of a receiver, the making of an assignment for the benefit of creditors or entering into a composition with a creditor.


         d) ASSIGNMENT. Assigns or transfers this Agreement, except as provided herein.

         e) BREACH OF THE CONDITIONS OF AGREEMENT. The breach of any of the other material terms and conditions of this Agreement and fails to cure such breach within sixty (60) days after such breach.

12. CUSTOMER'S REMEDIES.
------------------------

Customer's remedies, as provided in this Agreement, are exclusive.

13. Notices.
------------

All notices hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested or by private overnight mail service providing evidence of delivery (e.g. Federal Express) to the following addresses until such time as a party hereto shall give the other parties hereto not less than ten (10) days' prior written notice of a change of address in accordance with the provisions hereof:


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







         If to NetEx:            Mr. Greg Meffert, President
                                 Imaging Technology Solutions, LLC
                                 1340 Poydras Street
                                 Suite 600
                                 New Orleans, LA 70112

         With copy to:           E. Howell Crosby, Esq.
                                 Chaffe, McCall, Phillips, Toler & Sarpy, L.L.P.
                                 2300 Energy Centre, 1100 Poydras Street
                                 New Orleans, LA 70163-2300

         If to the PBC Network:  Mr. Richard A. Altomare, Chairman
                                 Postal Business Center Network, Inc.
                                 20 South Terminal Drive
                                 Plainview, NY 11803

         If to USXP:             Mr. Richard A. Altomare, President & CEO
                                 Universal Express, Inc.
                                 20 South Terminal Drive
                                 Plainview, NY 11803


14. DISPUTE RESOLUTION.
-----------------------

The parties hereto shall use all reasonable efforts to amicably resolve all disputes arising under this Agreement. If despite such efforts any matter cannot be amicably resolved, the matter shall be referred to the Presidents of NetEx and USXP and the Chairman of the PBC Network, who shall promptly meet for the purpose of resolving such dispute.



15. CONFIDENTIALITY.
--------------------

The parties hereto will hold and will use its best efforts to cause its officers, directors, employees and other agents (collectively, its "Agents") to hold, in confidence, all confidential documents and information concerning the other parties hereto furnished to such party in connection with this Agreement, except to the extent that such information can be shown to have been (a) previously known by such on a non-confidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired by such party on a non-confidential basis from a source other than the parties hereto; provided that the parties may disclose such information in connection with this Agreement to their Agents so long as such persons are informed by the parties of the confidential nature of such information and are directed by the parties to keep such information confidential and not use it for any purpose other than its intended use. Notwithstanding the foregoing, the parties hereto may disclose such information if (i) compelled to disclose by judicial or administrative


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

process or by other requirements of law or (ii) necessary to establish such party's position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any disclosure pursuant to the preceding sentence, a party shall give reasonable prior notice to the other party of such intended disclosure, and if requested by the notified party, the disclosing party shall use all reasonable efforts to obtain a protective order or similar protection for such information and shall other disclose only such information as is legally required. If the Agreement is terminated, the parties hereto will use their best efforts to cause its Agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, containing confidential information obtained from such party in connection with the Agreement.


16. MISCELLANEOUS.
------------------

a) The parties hereto are independent contractors. Nothing contained in this Agreement is intended or shall be deemed to constitute a partnership, joint venture, franchise, or agency relationship between the parties hereto. Neither party shall incur any debts or make any commitments upon the other, except to the extent specifically provided herein.

b) Each party represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements nor will it enter into any agreements that would render it incapable of satisfactorily performing its obligations hereunder.

c) Each party agrees that it will comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

d) All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of New York.

e) Each party hereto shall bear its own expenses in the negotiation and execution of this Agreement.

f) Neither party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

g) The captions in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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


h) The parties hereto acknowledge that this Agreement is the complete and exclusive statement of agreement respecting the subject matter hereto and supersedes all proposals, oral or written, understandings, representations, conditions, and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or customer shall be deemed to amend this Agreement.

i) None of the parties shall sell, assign, transfer, convey, delegate or encumber its duties and obligations hereunder, or any rights or interest hereunder, and shall not suffer or permit any voluntary assignment or transfer or encumbrance thereof, by operation of law or otherwise, without the prior written consent of the other parties.

j) This Agreement may be signed in two or more counterparts, all of which taken together shall constitute one and the same Agreement, binding on all of the parties hereto.

k) If any portion of this Agreement is declared to be invalid by any court of competent jurisdiction, such determination shall not affect the remainder hereof and the same shall remain in full force and effect.


         WHEREBY, the parties have caused this Agreement to be executed by their duly authorized officers as set forth below effective as of November 1, 1999.


                                        IMAGING TECHNOLOGY SOLUCTIONS


                                        /s/GREG MEFFERT
                                        ---------------
                                        Greg Meffert, President



                                        POSTAL BUSINESS CENTER NETWORK, INC.



                                        /s/RICHARD A. ALTOMARE
                                        ----------------------
                                        Richard A. Altomare, President & CEO



                                        UNIVERSAL EXPRESS, INC.


                                        /s/ RICHARD A. ALTOMARE
                                        -----------------------
                                        Richard A. Altomare, Chairman


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




                                    EXHIBIT A





Specific payment terms and actions based on payments are as follows:


$200,000 raised by USXP or outside funding sources in accordance with the roll-out schedule.


$10,000 due and payable for each 100 members who prepay for the NetEx service and are eligible for a free flatbed scanner.


Balance due and payable in accordance with the roll-out schedule.



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

                                    EXHIBIT B



The NetEx service charges its customers based on the size of the documents that are transmitted.

Below is the NetEx pricing schedule:

$9.95 per month for between 0 and 5 megabytes
$17.95 per month for between 5 and 10 megabytes
$32.95 per month for between 10 and 20 megabytes
$74.95 per month for between 20 and 50 megabytes
$129.95 per month for between 50 and 100 megabytes
$219.95 per month for between 100 and 200 megabytes

Additional usage above 200 are $1.00 per megabyte.


In order for PBC Network members to receive a flatbed scanner at no charge, again it will depend on the rollout, they must prepay for two years. In return, the PBC Network members will be paid the following:

-- of revenue generated from the document transmissions below the first 5 megabytes of data transmission.
-- of the revenue generated from the NetEx subscriptions to other individuals or businesses.
-- of the revenue generated by resellers that are introduced to NetEx for the purpose of reselling the NetEx product.
-- The remaining of the charge to the PBC Network customer after a $1.00 per transaction charge is paid to NetEx.

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